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                                                                  EXHIBIT 10.2

                                   WAIVER AND RELEASE

     Reference is made to that certain Agreement dated June 13, 2000 by and between Gerald Lanio and William Tyler, collectively referred to as ("Seller") and Brooke Corporation, ("Buyer"), (the "Agreement"). Terms used herein, which are defined in the Agreement, shall have the meanings given to them in the Agreement.

     Whereas, Gerald Lanio ("Lanio") owned 450 shares of Common Stock of Interstate Insurance Group, LTD, herein after referred to as the Company;

     Whereas, this portion of the shares owned by Lanio represented 50% of all shares of the Company giving him 50% ownership of the Company;

     Whereas, by this ownership, Lanio was entitled to 50% of the purchase price under the Agreement as well as assumed responsibility for 50% of the payment of obligations set forth therein;

     Now therefore for good and valuable consideration the receipt and sufficiency of which is acknowledged, the parties agree as follows:

     Notwithstanding any provisions of the Agreement, and including without limitation ARTICLE 1, paragraph 2, Purchase Price; paragraph 3, Payment of Purchase Price subsections a), b) and c); Financial Statements and subsections d), e) and f); ARTICLE II, paragraph 11; Article VI, paragraph 1, Buyer shall have no further obligation to pay any purchase price adjustments or other amounts due to Lanio.

     Lanio hereby permanently waives Brooke's performance of duties with respect to all sections of the Agreement concerning the Purchase Price, including but not limited to the foregoing sections.

     Further, the terms of the Agreement vis-a-vis Lanio have been fulfilled and no further payments are owed by either Lanio or Buyer pursuant to the Agreement. Lanio's portion of the Purchase Price has been paid in full as of the date set out below. More specifically, it is agreed that the obligation of Buyer to Lanio, prior to any future purchase price adjustments, in the principal amount of $321,623 or 50% of that total principal obligation prior to any purchase price adjustments, is extinguished.

     Further, the undersigned parties do hereby release and forever discharge each other from any and all payment obligations and any responsibility to make any future or additional payments under the Agreement.

     Lanio and Buyer acknowledge that this agreement does not affect the rights or obligations of William Tyer under the Agreement and that Lanio has entered into this Agreement individually and on his own accord.

This agreement is executed April 16, 2002.

Seller                                         Buyer:
                                               Brooke Corporation
/s/ Gerald Lanio
----------------------                         By: /s/ Michael Hess
Gerald Lanio                                       ------------------------
                                               Title: President